Exhibit 99.1

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Caren L. Mason STAAR Surgical Company - CEO, President & Director

Patrick F. Williams STAAR Surgical Company - CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Andrew Frederick Brackmann William Blair & Company L.L.C., Research Division - Associate

Anthony Charles Petrone Jefferies LLC, Research Division - Healthcare Analyst

Bruce David Jackson The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Christopher Cook Cooley Stephens Inc., Research Division - MD

David Kuang Oppenheimer & Co. Inc., Research Division - Research Analyst

James Philip Sidoti Sidoti & Company, LLC - Research Analyst

Ryan Benjamin Zimmerman BTIG, LLC, Research Division - MD & Medical Technology Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical Third Quarter Financial Results Conference Call.(Operator Instructions) This call is being recorded today, Wednesday, November 3, 2021. At this time, I would like to turn the conference over toMr. Brian Moore, Vice President, Investor, Media Relations and Corporate Development for STAAR Surgical. Brian, please proceed.

Brian Moore - STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Thank you, operator, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical Conference Call This afternoon to discuss thecompany's financial results for the third quarter ended October 1, 2021. On the call today are Caren Mason, President and Chief Executive Officer;and Patrick Williams, Chief Financial Officer. The press release of our third quarter results was issued just after 4:00 p.m. Eastern time and is nowavailable on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. Wecaution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company'sprojections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference calland are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in theforward-looking statements.

The risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the safeharbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required by law, STAAR assumes noobligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and adjusted earnings per share and sales inconstant currency. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing ourhistorical and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's press release.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

Following our prepared remarks, we will open the line to questions from publishing analysts. (Operator Instructions) We thank everyone in advancefor their cooperation with this process. And with that, I would now like to turn the call over to Caren Mason, President and CEO of STAAR.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Brian. Good afternoon, everyone, and thank you for joining us on today's call. I am pleased to report that we experienced outstandingdemand for our ICLs during the third quarter and achieved net sales above the high end of our previously provided outlook. Enthusiasm for ourimplantable Collamer lenses continues to grow and has never been higher. In fact, orders for ICLs outstripped our supply of lenses in the quarter.

With China being our largest market, our distributors' inventory levels in China were drawn down to historically low levels to meet surgeon andpatient demand. While we were able to meet 35% growth levels to the surgeon and patient community from our distributors' inventory, we wereonly able to ship units equaling 19% growth to our distributor. COVID-related employment, production output and modest supply chain challengesimpacted the quarter and resulted in a backlog of over 20,000 lenses at the end of the third quarter, representing several million dollars of ordersin-house.

As many of you are aware, we have typically been able to meet the vast majority of demand for our spherical lenses and non-custom toric lensesthrough real-time production and finished goods inventory on hand at STAAR within a few days of receiving an order. Continued strong demandcombined with the aforementioned production challenges resulted in what we believe is a temporary longer-than-usual delay in lens orderfulfillment during the third quarter, which we are addressing and aim to fully resolve in the coming quarters.

With regard to China, I am pleased to report that our EVO ICL momentum in China continues unabated. We continue to increase our refractivemarket share projections for China next year and beyond. Overall, we achieved strong year-over-year global ICL unit growth of 29% in the thirdquarter of 2021 as compared to a significant achievement in the third quarter of 2020, where we met our pre-COVID growth projections. ICL unitgrowth by geography for Q3 included: Japan, up 44%; South Korea, up 21%; India, up 338%; Germany, up 25%; European distributor markets, up22%; the Middle East and North Africa, up 242%; and the U.S., up 66%, all as compared to the prior year quarter.

I would also like to highlight the exciting levels of growth in distributor markets where we have recently made significant investments to convertto a hybrid market structure in several countries. As many of you know, we have STAAR personnel working alongside our distributors in hybridmarkets, leading the important commercial, clinical and practice development work with our surgeon customers. In Belgium, the Netherlands,France and Italy, we achieved 32% ICL unit growth in aggregate year-over-year in the third quarter of 2021 as compared to 20% in the year-agoquarter and just 10% in the third quarter of 2019. We are continuing to expand our plans for more distributor markets to move to the hybrid modelin 2022 and 2023.

Turning now to our strategic imperatives and the drivers of growth for STAAR in the fourth quarter and beyond. In the U.S., our submission ofclinical data for STAAR's EVO family of myopia lenses remains under customary interactive FDA review. While our expectation of pre-COVID approvaltime lines by the FDA has now passed, we remain confident regarding an approval of our PMA supplement. We will provide further comment onthe process and our interactions with the FDA when permitted and appropriate to do so.

We are laying the foundation for growth in the U.S., which represents a tremendous market share opportunity for STAAR as the U.S. is the secondlargest refractive market in the world. During the third quarter, we made incremental marketing investments in several key U.S. cities with customerswho have demonstrated our commitment to offering the ICL as a premium and primary refractive option through alliance agreements, which inother markets have resulted in meaningful increased levels of ICL unit growth.

Investments include: Social media, patient education, training and targeted digital marketing. Upon FDA approval, we will add at least one additionalmajor metropolitan market to our advertising program and, in 2022, markedly increase our consumer advertising investment related to celebritysocial media and digital campaigns designed to increase brand awareness and drive consumer desirability for our premium, lens-based refractivevision correction procedure.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

We are also continuing our increased engagement with existing surgeons and potential new surgeon customers in the U.S. We currently plan tohold our second U.S. Surgeons Council Summit next month in Dallas. The goal of our surgeon summit is to educate surgeons on our productsthrough clinical presentations, and highlights the patient, clinical and revenue opportunity for surgeons by presentations from U.S. and OUSsurgeons, who are already transitioning to a lens-based future of refractive vision correction with our implantable Collamer lenses. Surgeon interestin next month's summit has been robust, and we anticipate a strong presence of leading surgeons from across the U.S.

Additionally, to further engage the U.S. surgeon community, we are in the process of building an ICL Experience Center at our California corporateheadquarters in Lake Forest. A first of its kind for STAAR, the ICL Experience Center will offer surgeons and their staff in-person didactic training,surgical simulation and marketing education and training. The center will feature STAAR's next-generation ICL planning ecosystem, which connectsand integrates with the diagnostic equipment surgeons currently use for case management. We plan to open the U.S. ICL Experience Center in thefirst half of 2022.

Given the outstanding demand for our ICLs, we are today raising our outlook for full year fiscal 2021 net sales to a range of $230 million to $231million, which represents growth of over 40% year-over-year. We are also reaffirming our previously communicated pre-COVID 3-year outlook for25%-plus compound annual sales growth for fiscal 2020 through 2022 despite the 2020 COVID impacted growth rate of 9%.

I will now turn the call over to Patrick to discuss our financial performance in more detail. Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Thank you, Caren, and good afternoon, everyone. Total net sales for Q3 '21 were $58.4 million, up 24% as compared to the $47.1 million of net salesin Q3 2020 and above the outlook we provided to you in August for the third quarter net sales in the range of $57 million to $58 million. Theyear-over-year increase in net sales for Q3 '21 was attributable to global ICL sales growth, up 31%. We now anticipate robust levels of ICL unitgrowth in Q4 that will exceed 40% year-over-year that when combined with our strong results for the first 3 quarters of 2021 informs our raisedoutlook for full year fiscal 2021 that Caren just outlined.

In terms of product mix, ICL sales represented 93% of total company net sales for the third quarter of 2021, and other products represented 7%. We continue to anticipate a similar sales mix in the fourth quarter and that other product sales will be approximately $15 million for the full year

2021.

Gross profit for Q3 '21 was $45.3 million or 77.6% of net sales as compared to gross profit of $34.9 million or 74.1% of net sales for Q3 2020, and$49.2 million or 78.9% of net sales for Q2 2021. The year-over-year increase in gross margin was due to the higher mix of ICL, which command ahigher margin than our other product business, partially offset by increased period costs associated with manufacturing projects. The sequentialdecrease in gross margin for the third quarter was due to a lower mix of ICL and increased period costs associated with manufacturing projects.For the fourth quarter and full year 2021, we now expect gross margin to be towards the higher end of the 75% to 77% range we previouslyprovided.

Moving down the income statement, total operating expenses for Q3 2021 were $37.5 million or 64.2% of net sales as compared to $30 million or

63.7% of net sales in Q3 2020 and $38.6 million or 61.8% of net sales for Q2 2021. Taking a closer look at the components of operating expenses,general and administrative expenses for Q3 '21 was $11 million compared to $8.6 million for Q3 2020 and $11.4 million for Q2 2021. The year-over-yearincrease in G&A was due to compensation-related expenses and outside services. The sequential decrease in G&A expenses was primarily due tolower payroll taxes related to fewer stock options being exercised. We expect fourth quarter G&A to now be approximately $12 million.

Selling and marketing expense was $18.2 million for Q3 2021 compared to $12.6 million for Q3 2020 and $18.9 million for Q2 2021. The increasein selling and marketing expense from the prior year was due to advertising and promotional activities, compensation-related expenses and tradeshows. The sequential decrease from Q2 '21 was due to lower payroll taxes related to fewer stock options being exercised. We expect fourth quarterselling and marketing to be approximately $17 million and trend higher in 2022 as the company increases investments in the EVO ICL brand-buildinginitiatives Caren mentioned earlier.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

Research and development expense was $8.3 million in Q3 2021 compared to $8.8 million for Q3 2020 and flat with the $8.3 million for Q2 2021.The year-over-year decrease in research and development expenses was primarily due to lower expenses associated with our EVO clinical trial inthe U.S. and timing related to new headcount. We expect R&D for fourth quarter 2021 to be approximately $9 million.

Operating income in Q3 2021 was $7.8 million or 13.4% of net sales as compared to operating income of $4.9 million or 10.4% of net sales for Q3

2020. The improvement in operating income is due to higher sales and leverage on fixed and variable operating expense during the quarter.

Net income in Q3 2021 was $6 million or $0.12 per diluted share compared to net income of $3.9 million or $0.08 per share in Q3 2020. The company'seffective tax rate for the 9 months ended October 1, 2021 was approximately 20%. For the fourth quarter, we expect our effective tax rate to beapproximately 30%. On a non-GAAP basis, adjusted net income for Q3 2021 was $10.3 million or $0.21 per diluted share, compared to adjustednet income of $6.7 million or $0.14 per diluted share in Q3 2020. A table reconciling the GAAP information to the non-GAAP information is includedin today's financial release.

Turning now to our balance sheet. Our cash and cash equivalents as of October 1, 2021 totaled $196.2 million, up $43.8 million compared to $152.5million at the end of the fourth quarter of 2020. The increase in cash from the fourth quarter is primarily attributable to $35.5 million in cashgenerated from operations and $18.3 million in proceeds from the exercise of stock options, partially offset by $9 million in capital expenditures.For the full year 2021, we continue to anticipate total capital expenditures to be in the range of $15 million to $20 million as we continue to expandour global manufacturing capacity and footprint.

Finally, STAAR management will be participating in several upcoming investor events, including the Canaccord Genuity Virtual MedTech andDiagnostics Forum on November 18; the Stephens Investment Conference on November 29; and the William Blair hosted C-suite Call on December

7. This concludes our prepared remarks.

Operator, we are now ready to take questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions)

Our first question comes from Anthony Petrone from Jefferies.

Anthony Charles Petrone - Jefferies LLC, Research Division - Healthcare Analyst

Congrats here on a strong performance in a difficult quarter. Maybe, Caren, to start with the comments on China and the supply chain headwindsspecifically. Is the read-through here that the 20,000 lenses that you referenced in backlog in the prepared comments and in the press release, isthat all related to China, A? And then B, if there were no supply chain headwinds would that have been realized in the quarter? And then the lastone on that specifically is what is the dollar value on that $11 million that we should be thinking about? And I have one follow-up.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Okay. Thank you very much, Anthony, we appreciate it. Yes, we are very pleased with the quarter, and we are working on what we believe is a veryshort-lived situation that occurred in Q3 with regard to available lenses for shipment.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

So the 20,000 lenses would have been shipped in the quarter, the majority of them to China. We haven't really released a range in terms of thedollars. But if you do the math on the low end, it'd be at least $65 million in revenue for the quarter, had we been able to ship. But we're not goingto get down to too many specifics here, but definitely would have been a record quarter for STAAR.

Anthony Charles Petrone - Jefferies LLC, Research Division - Healthcare Analyst

Yes, that's helpful. And then, I guess, maybe timing on when the distributor could restock it. Just -- I would imagine they can't run at this low levelof inventory for an extensive amount of time. And then quickly on FDA, I understand your comments, should we be reading the comments ontiming that the delay is specifically around just COVID constraints and agency dealing with the backlog of clearances elsewhere?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So with regard to China, we are already replenishing inventory in China. We definitely will be prepared for the next big season, which begins inJanuary. So our replenishment is already underway.

With regard to the FDA, we continue to be in customary review. We have no other comment at that time. What we did when we talked about,hoping to have an answer by the end of October, we were basing that on pre-COVID guidelines, which due to COVID, the FDA has been a bitchallenged. And we more than accept and understand that, and we're continuing to be in active interface with the FDA and looking forward to aresolution.

Operator

Our next question comes from Chris Cooley from Stephens.

Christopher Cook Cooley - Stephens Inc., Research Division - MD

Let me echo Anthony's sentiments too, it was a great quarter. Just maybe 2 quick ones for me, if I may. When we think about the restocking effortson these 20,000 units or 20,000 lenses, are we to infer from your commentary that, in fact, that should all ship out during the fourth quarter? AndI'm curious, with that kind of a significant channel fill, can you still keep pace? I guess what I'm trying to get at very simply is do you catch up in thefourth quarter, or is this a phenomenon that carries over a little bit into the first half of next year? And then I've got a follow-up.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So thank you very much, Chris. In terms of catching up, we expect to catch up in fourth quarter and Q1 of 2022. Our made-to-order custom lensesa little later in the year, but our supplied spheric and toric lenses, for sure, by the end of Q1 2022.

Christopher Cook Cooley - Stephens Inc., Research Division - MD

Super. And then just -- maybe just a quick clarification on that same point. It sounds like the issues which you faced during the third quarter, froma supply chain standpoint, have been addressed. I just want to clarify that here on the call. You aren't under any kind of backlog in terms of rawmaterial purchases and you're not necessarily seeing outsized delays in shipping. Just net-net, it was very, very strong demand there during thequarterly period and with these headwinds that existed in the marketplace, you just couldn't keep pace. Am I interpreting that correctly?

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. Really, COVID-related employment means that we did have individuals who either didn't return to work or chose to leave for other opportunities,which meant that we would bring in other individuals. We did update and modify our pay rates. We did hold job fairs, but we have to train all ofthese new individuals, and that's about a 6- to 8-week process.

So there was a little bit of production output that was impacted by those said training schedule. We then had some production challenges in theparticular area that are being addressed at this time, which are not concerning. And the modest supply chain challenges have been rectified already.So we are feeling very good and have already dug into that 20,000 lens back up in Q4 in the first month, in terms of a good percentage of it havingshipped out.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. I think, Chris, you hit it on the head there at the end, you said it's less about supply and more that the demand was just so strong for us, andwe just felt it was good for us to outline it as Caren did. And the demand is there, and we're working through it, and we will continue to workthrough it. And I think the CapEx that we laid out there for people that we've done now for the last year is clearly about expanding our capacityand everything else. And so we're feeling good about where we're at and moving into next year.

Christopher Cook Cooley - Stephens Inc., Research Division - MD

Super. And if I could just squeeze one other quick in and then I'll get back in queue. Well, I'd love to ask about the FDA. I think I'll focus more so.Just in terms of rollout plans in the U.S., really excited about the new ICL Experience Center. Just kind of curious, when I think about that as well asyour step-up in DTC efforts, have -- can you provide us any parameters about initially post-approval, you hope to be in X major markets, X numberof surgeons trained in the U.S. Obviously, those efforts are underway now, but just trying to think about some metrics that we can, maybe, looktowards in terms of kind of gating the rollout in 2022.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So Chris, I appreciate the question. But I think we're going to wait to answer it until we get FDA approval. Bottom line is that we just don't want tobe in a situation where we're misperceived as premarketing here in terms -- because we're not doing that. But I can tell you that, as we said in theprepared remarks, these are several cities, and we're ready and raring to go. So we'll give you all the details when we can.

Operator

Our next question comes from Andrew Brackmann from William Blair.

Andrew Frederick Brackmann - William Blair & Company L.L.C., Research Division - Associate

So maybe just one on the U.S. here, and I certainly understand all the enthusiasm around the U.S. launch, especially given the strength of thatdemographic that you're initially targeting. But maybe here, as we think a couple of years out in the future, can you maybe just sort of talk aboutthe playbook that you intend to use to move down the diopter curve, and sort of target those people in that moderate, sort of, bucket of myopes?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Andrew, and you did a great survey. So many compliments for the work that you did. A lot of us learned from your work, so thank youfor that. In terms of lower diopter opportunity for us, we've learned in China and in Europe that when surgeons get really comfortable and confidentwith the tougher cases, they then start to realize that all of the benefits of the lens are good for patients below minus 5.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

And so we are keeping track of what our average diopter correction range is on a quarterly basis, and it is getting better. And so our focus in theU.S., in the next couple of years, is going to be all of the advantages of the lens for minus 3 and above, not just minus 5, 6 or 7. But the surgeonsreally begin offering patients the choice of ICL with all its inherent benefits, and then we start to see way more work down the diopter curve.

So it pretty much solves itself with the enthusiasm of those who get the lens early and then the social media and the interest begins to build, andindividuals who have much lower correction want all the advantages, the visual freedom the lens offers.

Patrick F. Williams - STAAR Surgical Company - CFO

And if I could add something on it, I think, Andrew, with your survey, the TAM is just so large. And I think a few quarters ago, we talked about thefact that we've now moved slightly below the minus 10, specifically in China, where we saw them buying more minus 10s and below versus above.But I think one of the things to remember is that you don't need large moves in that overall average. If we were to move slightly down on ouroverall average diopter uses, let's say, minus 10 to minus 9.5, minus 9 to minus 8.5 on average, there is a huge TAM available there for us.

And so I think people should be very -- people should understand that if they're trying to say that we need to get all the way down to a minus 3 inorder to have a big revenue, that's not the case at all. There's a lot of business out there with people there in those minus 7, minus 8 and minus 9and that's what the data is showing us today.

Andrew Frederick Brackmann - William Blair & Company L.L.C., Research Division - Associate

That's great. Caren, thanks for the compliments on the survey. Maybe just going back to your comments on the 25% growth CAGR from 2019 to

2022. I just want to check, I think that implies just over $290 million for revenue for 2022.

But maybe as it relates to sort of your expectations there, you gave that pre-COVID. Now that COVID has happened, can you maybe just sort of talkabout how some of the buildup of that has changed, if at all? Has the geographic sort of mix change as it relates to pre-COVID to now?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you. I think that the momentum that was building pre-COVID has come back roaring. And during COVID, especially since we pretty muchfully recovered in Q3 and Q4 of 2020, we now have really 5 quarters of what we would call more normal growth expectation achievements regardlessof COVID. So I think the bottom line for us is as we look to next year, we're looking at very high growth rates to achieve beyond the $290 million.

Our focus is to really, with a strong kickoff hopefully, in the U.S. market as well as continuing very strong trending, for example, in China, 35%-plusgrowth to the surgeon and patient community from the distributor, and that's just huge and it's continuing. So you take that and you take all theother growth statistics that I talked about earlier. And we're extremely confident to pre-call 2022, at the same time that even though we had only9% growth last year, which was great because ophthalmology was down 11%. But even with that 9% in year 2 of this 3-year plan, we're still makingthe objective because the growth is so strong, very strong growth next year. So we're super excited and really looking forward to really improvingfor patients, their choices in terms of refractive care.

Operator

We now have a question from William Planovic from Canaccord.

Unidentified Analyst

Good afternoon. This is [Rohan] on for Bill. I just had a question on the details regarding the limited market release of EVO Viva in Europe. Couldyou provide some revenues, number of countries, 2022 plans on that?

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

We are going to officially roll out to everyone -- all surgeons in all approved CME marked countries in September of 2022. We have not, at this point,released what that plan will be or what the revenue attributable to the EVO Viva product will be. We'll start to give those details in the January,February time frame next year.

Unidentified Analyst

Okay. Perfect. And maybe one for you, Patrick. If you could provide the breakout of the revenues from domestic Japan and China in this last quarter?

Patrick F. Williams - STAAR Surgical Company - CFO

Let me make sure I understand the question again. Maybe ask one more time, you say domestic demand in China. I want to make sure I understandthat.

Unidentified Analyst

No. The breakout of revenues in China, Japan and other in the last quarter.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes, we have it in our Q. So it's probably better for me just to point you to that. We do call out China and Japan in there. For Japan, I would recommendthat you remember that our IOL business also flows into the Japan from a geography standpoint. But I can certainly pull it up, Rohan, and cite it,but I think it's better just -- we just filed our Q. So it's out there, you can get all that detail.

Operator

Our next question comes from the line of Steve Lichtman from Oppenheimer.

David Kuang - Oppenheimer & Co. Inc., Research Division - Research Analyst

This is actually David on for Steve. Maybe starting off, I was just wondering if you saw any COVID impact during the quarter, particularly with theDelta variant. Was there any month that you saw that was more impacted, or that impacted demand?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So we keep track of all the major markets around the world where we obviously work with refractory surgeons to deliver our ICL. And in this pastquarter in Q3, there has been limited concern in almost every market around the world. There have been some latecomers, Middle East was late,Latin America was kind of late. Coming into their own more as you can see from the growth rate, for example, in Q3 was much higher.

So I would say with the exception of a couple of those markets, a little bit in the smaller countries of Asia Pac, the majority, almost all the marketswhere we are very active, they are managing COVID and the Delta variant very well.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

David Kuang - Oppenheimer & Co. Inc., Research Division - Research Analyst

Okay. Great. Appreciate the color. And just one more. I was wondering if you could provide any details on in terms of the growth you're seeing,how much of that is being driven by overall growth of the refractive market versus conversions of laser procedures?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

The refractive market grows, on average, in the mid-single digits. As you can see, our growth rate is at least 25% plus. So we are growing fasterthan the market and we are taking share.

Operator

Our next question comes from Ryan Zimmerman from BTIG.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Caren, if I could just ask a little bit about the supply issues in China a little further. I mean, I guess I'm curious if you could provide a little more colorjust -- why were the supply issues exclusively impacting China, but not other markets? Because production, supply chain dynamics, they're all kindof U.S.-based issues that you guys are dealing with, COVID-related employment, all U.S.-based. So why was it specifically China and not some ofthe dynamics we saw in, say, Japan or Korea?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Well, I think I don't want to give the impression that the 20,000 lenses were exclusively China, the majority were China. What we did was the rightthing to do. We took a look at what our book of business was. We took a look at where the demand was, and then we properly move lenses towhere the need was greatest.

When we looked at China, we recognized that we had enough inventory in stock to be able to meet the majority of the critical demand. So it allowedus to work very successfully with our country manager, and with our importer, to properly take care of the majority of the business that wasnecessary. So obviously, with China being 50%-plus of our business, you're going to have more product there than you have anywhere else in asingle place. So bottom line is we very effectively managed it and customer satisfaction is strong.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Okay. Got it. And then the 20,000 orders, I think some of those are custom lenses. So how are you thinking about kind of the risk of cancellation ofthe procedures? Or how is the -- how are the distributors coming up with that number? Is that based on kind of a scheduled surgery rate that youhad kind of looking out maybe a quarter or 2?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So when we look at the normally stocked inventory in the spheric and toric sizes, we're trying very hard to make sure that our recovery in that areais very swift and it's already underway, because that is an area where you do have options as a patient.

If you are a patient who is someone getting a made-to-order toric lens, you probably have marginal to no options related. That doesn't make yourneed for visual freedom any less, but it does mean you're more willing to wait. Because the only real opportunity for excellent digital freedom foryou as a made-to-order toric patient is what we deliver. So we never ever want to be in a situation where we disappoint anyone in terms of time

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

to delivery. But we expect that by mid next year at the latest, or like the April, May time frame, this will all be back to normal, which is a 6- to 8-weeklead time.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Okay. Got it. And then just last one for me. Patrick, I think I've heard maybe from some other investors that you guys have kind of talk about yourexpectations for penetration in the U.S. refractive market. And so I'd love to just understand kind of -- I think some others have been asking aboutthis, too. But what percentage of the U.S. refractory market, do you think you could potentially own, call it, 12 to 18 months post-launch? And howare you thinking about your launch now given the time lines or the impact time lines from the FDA?

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. Caren can grab this one with the FDA, I think there's obviously some sensitivity on our side and a lot of it is contingent on that. So I'll let Carentake it from here.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. Assuming that we have an EVO product in the United States, our goal is to get to at least 20% share as soon as possible. Our track record inother markets where we have had approval and have begun the business model and clinical model that's been so successful elsewhere, is that wecan do that in 2 to 3 years' time.

Operator

We now have a question from Jim Sidoti from Sidoti & Company.

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

I just want to be clear, this supply chain manufacturing issues that you said you had in the quarter, do you think there's any risk that these issueswould prevent you from growing your historical 20%, 25% annually over the next few years?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

No, Jim, we've been investing and expanding our production. And as you're aware, we've been investing in advanced manufacturing to expandthe productivity and the amount of throughput that we have at our Monrovia facility. We're also opening -- reopening our Nidau facility in Switzerland.And we also have expanded the manufacturing for our Collamer buttons here in California. We're looking at millions of lenses of productioncapability over the next 2 to 3 years.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes, and let's kind of recalibrate here. We overperformed what we said we were going to do in Q3, and we just raised guidance in Q4 and reaffirmedour growth going into 2022. So this is, as Caren has described, when you can look at our financial statements, you'll see that our inventory levelshave gone down the last couple of quarters as a percent of sales or percent of cost, however you want to look at it.

And so we're just building that back up because demand has just been that robust. So we just felt that it was important that we outlined this,because I think people have looked at the company and expected very big things. And those big things are there and they're coming still. Andwe're very happy with the quarter and the guidance that we gave for the rest of the year.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

Okay. And then my second question is in regard to sales and marketing. And what you've done in other areas to increase your brand awareness,places like Japan and Korea, is that primarily -- that direct-to-marketing effort, is that primarily social media? Is it billboard? Or are there other thingsthat you're doing? I'm just trying to get a handle on what to expect when you do launch the product in the United States.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. There is outdoor advertising. There is digital marketing. There is social media. There is celebrity influencers. There is co-marketing with customersin their strategic agreements where they update and upgrade their website. We do a lot of DocFinder monitoring. We do a lot of digital marketingwork to make sure that we have access to searches on Google. So our search engine marketing is very strong. So we do all of the above, and it isvery successful.

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

Yes, it sure seems like it is. Looking forward to see what happens when you do get the U.S. approval.

Operator

Our next question comes from the line of Bruce Jackson from The Benchmark company.

Bruce David Jackson - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Another manufacturing question, just to follow up on your earlier comments. You've been working on getting Switzerland reopened. Is it actuallyfully reopened right now? And is it when -- if it's not open, when will it be in production?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

We're looking at Switzerland in the fourth quarter of 2022. And at that point in time, we will be manufacturing the majority of demand for Chinaat an (inaudible) facility.

Bruce David Jackson - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Okay. And then not to flog the supply chain issue too hard, but presumably then, when you do have that facility open, then that's going to giveyou some flexibility in terms of being able to meet the demand in 2022.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. I think supply chain, as I said, was modest. We had a couple of manufacturing challenges associated with supplier changeover in one case andanother we wanted a changeover, and there was limited supply for a short while. So these are not the kind of issues that you read about in thenews related to semiconductors and fabrication-required units that are sitting in cargo ships in Long Beach. We're in a situation where we had afew local supplier issues that really did slow us down more than we would have liked, but they have been rectified.

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Exhibit 99.1

©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 03, 2021 / 8:30PM, STAA.OQ - Q3 2021 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And just to reiterate on the Nidau, that's not -- we have enough capacity, and we are actively expanding our Southern California capacityregardless of Nidau coming online. And so the lenses that we need over the next several quarters are not dependent on Nidau. Nidau is all aboutscaling up beyond that, going into 2023, into 2024.

So we're in good shape right now and machines are coming online. And I'll just come back to what I said before, which is we're making thoseinvestments as we said. We still plan to make a significant investment in Q4 in CapEx, which we'll report in 90 days.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you for your participation on our call today. We look forward to speaking with many of you in the days and weeks ahead. We appreciateyour interest and your investment in STAAR Surgical.

Operator

This concludes today's call. Thank you for joining, and I hope you have a lovely rest of your day. You may now disconnect your lines.

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15011206-2021-11-04T05:07:23.707

Exhibit 99.1

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©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior writtenconsent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.